Exhibit 32.1

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Organogenesis Holdings Inc. (the “Company”) certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2018 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 18, 2019

/s/ Gary S. Gillheeney, Sr.
Gary S. Gillheeney, Sr.
Chief Executive Officer

Dated: March 18, 2019

/s/ Timothy M. Cunningham
Timothy M. Cunningham
Chief Financial Officer